MRC Global Announces Fourth Quarter 2016

Earnings Release and Conference Call Schedule

HOUSTON, TX – January 5, 2017 – MRC Global Inc. (NYSE: MRC) will release fourth quarter 2016 results on Thursday, February 16, 2017 after the market closes.  In conjunction with the release, the Company will host a conference call, which will be webcast, on Friday, February 17, 2017 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:MRC Global Fourth Quarter 2016 Earnings Conference Call

When:Friday, February 17, 2017 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:Via phone -- Dial 412-902-0003 and ask for the MRC Global call at least 10 minutes prior to the start time, or webcast -- at http://www.mrcglobal.com

A replay will be available through March 3, 2017 by dialing 201-612-7415 using pass code 13652540#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global is the largest global distributor, based on sales, of pipe, valves, and fittings (PVF) and related products and services to the energy industry and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found at www.mrcglobal.com.

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847